Exhibit 99.1
SailPoint Announces Second Quarter 2021 Financial Results
•Total ARR of $291.3 million, up 43% year-over-year
•Second quarter 2021 subscription revenue of $64.4 million, up 40% year-over-year
•Second quarter 2021 total revenue of $102.5 million, up 11% year-over-year

AUSTIN, August 9, 2021 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL) (“SailPoint”), the leader in identity security for the cloud enterprise, today announced financial results for the second quarter ended June 30, 2021.

“SailPoint finished another strong quarter, exceeding prior revenue and ARR guidance with Total ARR up 43% year-over-year. The outperformance this quarter was driven by our team’s relentless focus on customer satisfaction and the demonstrated value our identity security platform has on addressing the sophisticated needs of the modern enterprise,” said Mark McClain, SailPoint CEO and Founder.

“The business continues to benefit from solid execution and continued interest from global enterprises who increasingly recognize the foundational role identity security plays in securing their business. Heading into the second half of 2021, we are well-positioned with a strong team and a clear vision for identity security as we look to help more global companies create an enterprise security program that is grounded in identity security.”

Financial Highlights for Second Quarter 2021:
•ARR: Total ARR at June 30, 2021 was $291.3 million, a 43% increase year-over-year.
•Revenue: Total revenue was $102.5 million, an 11% increase over Q2 2020. Subscription revenue was $64.4 million, a 40% increase over Q2 2020, of which SaaS revenue was $25.4 million, a 66% increase over Q2 2020.
•Operating Income (Loss): Loss from operations was $(17.0) million compared to income from operations of $8.1 million in Q2 2020. Non-GAAP income from operations was $0.8 million compared to $18.4 million in Q2 2020.
•Net Income (Loss): Net loss was $(16.7) million compared to net income of $3.0 million in Q2 2020. Net loss per diluted share was $(0.18) compared to net income per diluted share of $0.03 in Q2 2020. Non-GAAP net income was $0.1 million compared to $13.8 million in Q2 2020. Non-GAAP net income per diluted share was $0.00 compared to $0.15 in Q2 2020.
“While our transition to SaaS and subscription creates revenue headwinds, we are pleased to exceed the high end of our previous guidance range for total revenue,” said Jason Ream, SailPoint CFO. “And, most importantly, we are focused on growing our recurring revenue base, the results of which you can see in the 43% year-over-year growth in total ARR.”
The tables included in this press release present a reconciliation of non-GAAP income from operations to GAAP income (loss) from operations, non-GAAP net income to GAAP net income (loss) and non-GAAP to GAAP weighted average outstanding shares, each for the three and six months ended June 30, 2021 and 2020. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures." In addition, see “Operating Metrics” for more information regarding Total ARR.

Financial Outlook:
For the third quarter of 2021, SailPoint expects:
•Total ARR in the range of $315.0 million to $317.0 million
•Revenue in the range of $102.0 million to $104.0 million
•Non-GAAP loss from operations in the range of $(9.0) million to $(7.0) million
•Non-GAAP net loss per basic and diluted common share in the range of $(0.07) to $(0.06), based on an estimated non-GAAP income tax rate of 24% and 93.0 million basic and diluted common shares outstanding. Expectations of non-

GAAP loss from operations and non-GAAP net loss per basic and diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

For the full year 2021, SailPoint expects:
•Total ARR in the range of $343.0 million to $347.0 million
•Revenue in the range of $408.0 million to $412.0 million
•SaaS revenue in the range of $103.0 million to $106.0 million
•Non-GAAP loss from operations in the range of $(10.0) million to $(5.0) million
•Non-GAAP net loss per basic and diluted common share in the range of $(0.08) to $(0.04), based on an estimated non-GAAP income tax rate of 24% and 94.0 million basic and diluted common shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP net loss per basic and diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles and acquisition related costs. SailPoint has not reconciled its expectations as to non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares are not available without unreasonable effort.
CFO Transition:
On August 4, 2021, Jason Ream, the Company’s Chief Financial Officer, tendered his resignation, effective August 31, 2021. Mr. Ream will be departing the Company in order to pursue other opportunities. The Company anticipates that the Board will appoint Cam McMartin, a current member of the Board and the Company’s Special Advisor to the CEO, to serve as Interim Chief Financial Officer beginning September 1, 2021. Mr. Ream will remain employed with the Company in an advisory capacity for a period following his resignation as Chief Financial Officer to ensure an effective transition of his duties.
“I want to thank Jason for his many contributions to SailPoint. I’ve enjoyed working with him, and we all wish him well in the next phase of his career,” said Mark McClain, Chief Executive Officer of SailPoint. “I am confident that Jason’s contributions and Cam’s history with SailPoint will enable a seamless transition. We are fortunate to have both a strong internal team of senior finance and accounting leaders and a senior leader in Cam who can support them as interim-CFO during this transition period. Cam has been with SailPoint, in various capacities, since 2011, and I look forward to working closely with him as we continue our transition to a SaaS and subscription model and undertake a comprehensive search for our new Chief Financial Officer.”
“Thank you to Mark, the Board, and the entire SailPoint team for the last several exciting years,” said Mr. Ream, “I’m proud of all that we’ve accomplished, including setting SailPoint solidly on our transition path. SailPoint has a great market opportunity and I’m looking forward to seeing what this team can do in the future.”
Conference Call and Webcast:
SailPoint will host a conference call today, August 9, 2021, at 5:00 p.m. Eastern Time to discuss its second quarter 2021 financial results. The dial-in number will be 1-877-407-0792 (toll free) or 1-201-689-8263 (toll/international). Additionally, a live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on Monday, August 23, 2021. The replay dial-in number will be 1-844-512-2921 (toll free) or 1-412-317-6671 (toll/international), using the replay pin number: 13721094. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Operating Metrics:
Total annual recurring revenue (“Total ARR”) represents the annualized value of the active portion of SaaS, term-based license, maintenance and support contracts and other subscription services at the end of the reporting period. We calculate Total ARR by dividing the active contract value by the number of days in the active portion of the overall contract term and then multiplying by 365. See Item 2. "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which was filed with the SEC on August 9, 2021 (our “Second Quarter Quarterly Report”) for more information regarding SailPoint’s utilization of the Total ARR metric.
Non-GAAP Financial Measures:
In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain non-GAAP financial measures to clarify and enhance investors’ understanding of SailPoint’s past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint’s management believes the non-GAAP financial measures described below are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results and because they facilitate comparisons of SailPoint’s core operating results from period to period. In addition, SailPoint’s management uses non-GAAP income (loss) from operations for budgeting and planning purposes.

Our non-GAAP financial measures are adjusted for the following factors:

Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, the use of assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.

Amortization of debt discount and issuance costs. The expense for the amortization of debt discount and issuance costs, which relate to SailPoint’s credit agreement (which is undrawn) and the convertible senior notes issued in 2019 (the “Notes”), is a non-cash item, and we believe the exclusion of this component of interest expense provides a more useful comparison of our operational performance from period to period. See our Second Quarter Quarterly Report for information regarding the impact of the early adoption of Accounting Standards Update (“ASU”) 2020-06 effective January 1, 2021.

Acquisition related costs and impairment of intangible assets. We exclude these expenses because they are unrelated to our current operations and are not comparable to the prior period nor indicative of future results. See our Second Quarter Quarterly Report for information for a discussion of our recent acquisitions.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations to using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income from operations. SailPoint believes that the use of non-GAAP income from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income from operations is calculated as income (loss) from operations on a GAAP basis excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) acquisition related costs and (iv) impairment of intangible assets.

Non-GAAP net income and non-GAAP net income per basic and diluted share. SailPoint believes that the use of non-GAAP net income and non-GAAP net income per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income (loss) on a GAAP basis (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt discount and issuance costs, (iv) acquisition related costs and (v) impairment of intangible assets, and (b) adjusted for the effect of income taxes associated with such non-GAAP adjustments. SailPoint defines non-GAAP net income per basic and diluted share as non-GAAP net income divided by the non-GAAP weighted average outstanding common shares.

SailPoint’s presentation of non-GAAP net income (loss) includes the effect of income taxes associated with the non-GAAP adjustments, which is calculated using an estimated effective income tax rate that is commensurate with our non-GAAP pre-tax income (loss). The non-GAAP effective income tax rate is adjusted from the GAAP effective income tax rate to reflect the impact of non-GAAP income (loss) adjustments. Due to the adjustments, the non-GAAP estimated income taxes may differ from GAAP estimated income taxes and actual tax liabilities. Estimated income taxes and tax liabilities reflect currently available information, as well as other factors and assumptions, including current operating structure, existing tax positions in various jurisdictions and key tax legislation in jurisdictions where SailPoint currently operates. Non-GAAP estimated income taxes may change for a variety of reasons, including global tax environment, significant changes to geographic earnings mix, acquisitions, or other changes to SailPoint’s strategy or business operations. SailPoint re-evaluates its non-GAAP estimated income taxes at least annually, or more frequently if significant events occur, which may materially impact our non-GAAP income tax calculation.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:
This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, business outlook, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: the effect of the novel coronavirus disease (COVID-19) global pandemic and its aftermath, as well as governmental, business and other actions in response, on the global economy and on our business; our ability to achieve and sustain profitability; our ability to sustain historical growth rates; our ability to attract and retain customers and to deepen our relationships with existing customers; an increased focus in our business from selling licenses to selling subscriptions; breaches in our security, cyber-attacks or other cyber-risks; interruptions with the delivery of our SaaS solutions or third-party cloud-based systems that we use in our operations; our ability to compete successfully against current and future competitors; the length and unpredictable nature of our sales cycle; delayed effects on our operating results from ratably recognizing some of our revenue; fluctuations in our quarterly results; our ability to maintain successful relationships with our channel partners; the increasing complexity of our operations; real or perceived errors, failures or disruptions in our platform or solutions; our ability to adapt and respond to rapidly changing technology, industry standards, regulations or customer needs, requirements or preferences; our ability to achieve and maintain an effective system of disclosure controls and internal control over financial reporting; our ability to comply with our privacy policy or related legal or regulatory requirements; our ability to accurately forecast our estimated annual effective tax rate for financial accounting purposes; our ability to successfully identify, acquire and integrate companies and assets; our ability to maintain high-quality customer satisfaction; and our ability to maintain and enhance our brand or reputation as an industry leader. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint
SailPoint is the leader in identity security for the cloud enterprise. We’re committed to protecting businesses from the inherent risk that comes with providing technology access across today’s diverse and remote workforce. Our identity security solutions secure and enable thousands of companies worldwide, giving our customers unmatched visibility into the entirety of their digital workforce, and ensuring that each worker has the right access to do their job – no more, no less. With SailPoint as foundational to the security of their business, our customers can provision access with confidence, protect business assets at scale and ensure compliance with certainty.
Investor Relations
Brian Denyeau
ICR for SailPoint
investor@sailpoint.com
512-664-8916

Media Relations
Jessica Sutera
Jessica.Sutera@sailpoint.com
978-278-5411

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue
Licenses	$24,450	$34,880	$43,685	$55,884
Subscription (1)	64,355	45,922	123,597	89,803
Services and other	13,681	11,656	25,966	22,213
Total revenue	102,486	92,458	193,248	167,900
Cost of revenue
Licenses (2)	1,355	1,106	2,602	2,186
Subscription (2)(3)	13,716	8,657	25,020	17,133
Services and other (3)	12,519	8,669	24,318	17,675
Total cost of revenue	27,590	18,432	51,940	36,994
Gross profit	74,896	74,026	141,308	130,906
Operating expenses
Research and development (2)(3)	23,033	17,653	42,599	33,461
General and administrative (3)	10,461	9,371	21,728	18,885
Sales and marketing (2)(3)	58,408	38,934	109,570	75,794
Total operating expenses	91,902	65,958	173,897	128,140
Income (loss) from operations	(17,006)	8,068	(32,589)	2,766
Other expense, net:
Interest income	212	169	412	1,441
Interest expense	(632)	(4,586)	(1,421)	(9,118)
Other expense, net	(219)	(112)	(220)	(436)
Total other expense, net	(639)	(4,529)	(1,229)	(8,113)
Income (loss) before income taxes	(17,645)	3,539	(33,818)	(5,347)
Income tax (expense) benefit	903	(497)	1,785	(28)
Net income (loss)	$(16,742)	$3,042	$(32,033)	$(5,375)
Net income (loss) per share
Basic	$(0.18)	$0.03	$(0.35)	$(0.06)
Diluted	$(0.18)	$0.03	$(0.35)	$(0.06)
Weighted average shares outstanding
Basic	92,464	90,328	92,076	90,095
Diluted	92,464	91,599	92,076	90,095

(1) Subscription revenue is further disaggregated as follows:

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Subscription revenue
SaaS	$25,369	$15,246	$47,258	$29,373
Maintenance and support	37,304	30,067	72,778	59,224
Other subscription services	1,682	609	3,561	1,206
Total subscription revenue	$64,355	$45,922	$123,597	$89,803

(2) Includes amortization of acquired intangibles as follows:

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Cost of revenue - licenses	$1,008	$1,008	$2,016	$2,016
Cost of revenue - subscription	1,557	911	2,414	1,821
Research and development	169	190	337	381
Sales and marketing	1,626	1,069	2,846	2,137
Total amortization expense	$4,360	$3,178	$7,613	$6,355

(3) Includes stock-based compensation expense and the related employer payroll tax expense as follows:

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Cost of revenue - subscription	$893	$398	$1,639	$821
Cost of revenue - services and other	953	392	1,835	876
Research and development	3,310	1,490	5,764	3,068
General and administrative	2,579	1,972	4,882	3,041
Sales and marketing	5,439	2,946	10,195	5,960
Total stock-based compensation expense	$13,174	$7,198	$24,315	$13,766

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	As of
	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$407,634	$510,289
Restricted cash	6,404	6,355
Accounts receivable, net of allowances of $333 and $376	110,765	112,255
Deferred contract acquisition costs, current	18,038	15,592
Prepayments and other current assets	35,265	26,027
Income taxes receivable	2,722	—
Total current assets	580,828	670,518
Property and equipment, net	18,407	19,443
Right-of-use assets, net	25,477	27,048
Deferred contract acquisition costs, non-current	43,660	38,510
Other non-current assets, net of allowances of $66 and $50	14,807	15,016
Goodwill	289,437	241,103
Intangible assets, net	82,588	63,962
Total assets	$1,055,204	$1,075,600
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	6,687	4,753
Accrued expenses and other liabilities	46,139	59,460
Income taxes payable	—	978
Convertible senior notes, net	384,317	326,672
Deferred revenue	169,798	165,995
Total current liabilities	606,941	557,858
Deferred tax liability - non-current	22	1,329
Long-term operating lease liabilities	31,000	33,080
Deferred revenue - non-current	19,331	18,723
Total liabilities	657,294	610,990
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	9
Preferred stock, $0.0001 par value	—	—
Additional paid in capital	446,579	484,012
Accumulated deficit	(48,678)	(19,411)
Total stockholders' equity	397,910	464,610
Total liabilities and stockholders’ equity	$1,055,204	$1,075,600

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2021	June 30, 2020
Operating activities
Net loss	$(32,033)	$(5,375)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	10,733	9,151
Amortization of debt discount and issuance costs	1,100	8,788
Amortization of contract acquisition costs	9,002	6,058
(Gain) loss on disposal of fixed assets	25	(5)
Provision for credit losses	268	805
Stock-based compensation expense	22,945	13,341
Operating leases, net	(279)	(222)
Deferred taxes	—	(113)
Net changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	2,223	10,365
Deferred contract acquisition costs	(16,598)	(10,360)
Prepayments and other current assets	(9,218)	909
Other non-current assets	1,609	(4,311)
Accounts payable	1,934	(48)
Accrued expenses and other liabilities	(15,415)	(6,338)
Income taxes	(3,577)	(1,895)
Deferred revenue	2,675	1,303
Net cash provided by (used in) operating activities	(24,606)	22,053
Investing activities
Purchase of property and equipment	(1,991)	(1,286)
Proceeds from sale of property and equipment	12	11
Purchase of intangibles	(40)	—
Business acquisitions, net of cash acquired	(70,960)	—
Net cash used in investing activities	(72,979)	(1,275)
Financing activities
Payments for partial conversion of convertible senior notes	(10,160)	—
Taxes associated with net issuances of shares upon vesting of restricted stock units	(3,062)	(236)
Proceeds from employee stock purchase plan contributions	5,234	3,466
Exercise of stock options	2,967	2,807
Net cash provided by (used in) financing activities	(5,021)	6,037
Net increase (decrease) in cash, cash equivalents and restricted cash	(102,606)	26,815
Cash, cash equivalents and restricted cash, beginning of period	516,644	450,120
Cash, cash equivalents and restricted cash, end of period	$414,038	$476,935

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Income (loss) from operations on a GAAP basis	$(17,006)	$8,068	$(32,589)	$2,766
Add back:
Stock-based compensation expense (1)	13,174	7,198	24,315	13,766
Amortization of acquired intangibles	4,360	3,178	7,613	6,355
Acquisition related costs (2)	288	—	2,151	—
Impairment of intangible assets	—	—	—	—
Non-GAAP income from operations	$816	$18,444	$1,490	$22,887

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Acquisition related costs are primarily transaction costs, which include legal, accounting and consulting professional service fees.

RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss) on a GAAP basis	$(16,742)	$3,042	$(32,033)	$(5,375)
Add back:
Stock-based compensation expense (1)	13,174	7,198	24,315	13,766
Amortization of acquired intangibles	4,360	3,178	7,613	6,355
Amortization of debt discount and issuance costs (2)	467	4,421	1,100	8,788
Acquisition related costs (3)	288	—	2,151	—
Impairment of intangible assets	—	—	—	—
Effect of income taxes associated with the above adjustments (4)	(1,445)	(4,064)	(2,595)	(5,687)
Non-GAAP net income	$102	$13,775	$551	$17,847
Non-GAAP net income per share
Basic	$0.00	$0.15	$0.01	$0.20
Diluted	$0.00	$0.15	$0.01	$0.20
Non-GAAP weighted average outstanding shares
Basic	92,464	90,328	92,076	90,095
Diluted	94,936	91,599	95,077	91,481

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Amortization of debt discount and issuance costs includes $4.0 million and $8.0 million of amortization of debt discount related to the Notes for the three and six months ended June 30, 2020, respectively. See our Second Quarter Quarterly Report for information regarding the impact of the early adoption of ASU 2020-06 effective January 1, 2021.
(3) Acquisition related costs are primarily transaction costs, which include legal, accounting and consulting professional service fees.
(4) The GAAP effective tax rates were 5.3% and (0.5)% for the six months ended June 30, 2021 and 2020, respectively, compared to non-GAAP effective tax rates of 59.5% and 24.3% for the six months ended June 30, 2021 and 2020, respectively.

RECONCILIATION OF NON-GAAP WEIGHTED AVERAGE OUTSTANDING SHARES
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Weighted average outstanding shares used to compute net income (loss) per share, basic and diluted, on a GAAP basis
Basic	92,464	90,328	92,076	90,095
Diluted	92,464	91,599	92,076	90,095
Non-GAAP weighted average outstanding shares
Basic	92,464	90,328	92,076	90,095
Effect of potentially dilutive securities	2,472	1,271	3,001	1,386
Diluted	94,936	91,599	95,077	91,481